As filed with the Securities and Exchange Commission on January 28, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Medtronic plc

(Exact Name of Registrant as Specified in Its Charter)

Ireland	98-1183488
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

20 Lower Hatch Street

Dublin 2, Ireland

(Address of principal executive offices)

Medtronic plc Amended and Restated 2014 Employees Stock Purchase Plan

Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan

Medtronic plc 2008 Stock Award and Incentive Plan

Medtronic plc 2003 Long-Term Incentive Plan

Medtronic plc – Kyphon Inc. 2002 Stock Plan

Medtronic plc 1998 Outside Director Stock Compensation Plan

Medtronic plc Savings and Investment Plan

Medtronic plc Puerto Rico Employees’ Savings and Investment Plan

Medtronic plc Capital Accumulation Plan Deferral Program

Medtronic plc 1994 Stock Award Plan

Medtronic plc 1979 Restricted Stock and Performance Share Award Plan

Medtronic plc 1979 Nonqualified Stock Option Plan

Covidien Separation and Distribution Agreement Equity Awards

Covidien Stock and Incentive Plan (as amended and restated)

Covidien Savings Related Share Plan

(Full Titles of the Plans)

Keyna P. Skeffington, Esq.

Medtronic plc

c/o Medtronic, Inc.

710 Medtronic Parkway

Minneapolis, Minnesota 55432

(763) 514-4000

(Name, address and telephone number, including area code, of agent for service )

Copy to:

Pamela L. Marcogliese, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (4)(5)
Ordinary Shares, nominal par value $0.0001, per share
Medtronic plc Amended and Restated 2014 Employees Stock Purchase Plan	22,000,000	$76.43(2)	$1,681,460,000.00	$195,385.65
Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan	65,153,190	$76.43(2)	$4,979,658,311.70	$578,636.30
Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan (Outstanding Stock Options)	3,155,580	$62.67(3)	$197,761,506.14	$22,979.89
Medtronic plc 2008 Stock Award and Incentive Plan	7,454,293	$76.43(2)	$569,731,613.99	$66,202.81
Medtronic plc 2008 Stock Award and Incentive Plan (Outstanding Stock Options)	16,294,703	$39.72(3)	$647,234,340.82	$75,208.63
Medtronic plc 2003 Long-Term Incentive Plan	247,742	$76.43(2)	$18,934,921.06	$2,200.24
Medtronic plc 2003 Long-Term Incentive Plan (Outstanding Stock Options)	8,909,221	$51.12(3)	$455,405,035.38	$52,918.07
Medtronic plc – Kyphon Inc. 2002 Stock Plan	51	$76.43(2)	$3,897.93	$0.45
Medtronic plc – Kyphon Inc. 2002 Stock Plan (Outstanding Stock Options)	98,891	$29.46(3)	$2,913,313.89	$338.53
Medtronic plc 1998 Outside Director Stock Compensation Plan	58,335	$76.43(2)	$4,458,544.05	$518.08
Medtronic plc 1998 Outside Director Stock Compensation Plan (Outstanding Stock Options)	90,146	$53.74(3)	$4,844,314.64	$562.91
Medtronic plc 1994 Stock Award Plan	646	$76.43(2)	$49,373.78	$5.74
Medtronic plc 1979 Nonqualified Stock Option Plan	12,975	$76.43(2)	$991,679.25	$115.23
Medtronic plc Savings and Investment Plan and Medtronic plc Puerto Rico Employees’ Savings and Investment Plan	10,789,257	$76.43(4)	$824,622,912.51	$95,821.18
Deferred Compensation Obligations(6)	$300,000,000.00	100%	$300,000,000.00	$34,860.00
Covidien Separation and Distribution Agreement Equity Awards (Outstanding Stock Options)	469,883	$26.26(3)	$12,341,231.06	$1,434.05
Covidien Stock and Incentive Plan (as amended and restated)	3,363,476	$76.43(2)	$257,070,470.68	$29,871.59
Covidien Stock and Incentive Plan (as amended and restated) (Outstanding Stock Options)	16,244,157	$35.96(3)	$584,085,321.89	$67,870.71
Covidien Savings Related Share Plan	16,923	$76.43(2)	$1,293,424.89	$150.30
Total	154,359,469	—	$10,542,860,213.66	$1,225,080.36(5)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Ordinary Shares of Medtronic plc (the “Company”) which may become issuable under the plans covered by this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company’s outstanding Ordinary Shares.
(2)	Estimated solely for the purpose of calculating the registration fee. This registration fee has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act, based upon the average of the high and low prices of Medtronic Inc.’s (the predecessor of the Company) common stock on January 23, 2015, as reported by the New York Stock Exchange, which was $76.43.
(3)	Estimated solely for the purpose of calculating the registration fee. This registration fee has been calculated pursuant to Rule 457(h)(1). The price per Ordinary Share represents the weighted average of the exercise prices for the outstanding options as of January 26, 2015.
(4)	Estimated solely for the purpose of calculating the registration fee. In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. This registration fee has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act, based upon the average of the high and low prices of Medtronic Inc.’s (the predecessor of the Company) common stock on January 23, 2015, as reported by the New York Stock Exchange, which was $76.43. Pursuant to Rule 457(h)(2) of the Securities Act, no separate fee is required to register plan interests.
(5)	Medtronic, Inc. previously paid $487,005.18 in registration fees with respect to a Registration Statement on Form S-8 File No. 333-191919 filed on October 25, 2013 with respect to 72,121,596 common shares of Medtronic, Inc., of which $461,258.85 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act; Medtronic, Inc. previously paid $186,898.40 in registration fees with respect to a Registration Statement on Form S-8 File No. 333-201007 filed on December 16, 2014, with respect to 22,000,000 common shares of Medtronic, Inc., of which $186,898.40 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act; and Covidien plc previously paid $366,806.88 in registration fees with respect to a Registration Statement on Form S-8 File No. 333-190012 filed on July 18, 2013 with respect to 45,000,000 ordinary shares of Covidien plc, which correspond to 64,620,000 ordinary shares of the Company in accordance with the Transaction Agreement as it applies to employee benefit plans, $111,300.13 of which remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. The Company, as a successor of Medtronic, Inc. and Covidien plc, has applied $759,457.38 in remaining available funds to the registration fee otherwise due for this Registration Statement and transmitted an additional $465,622.98 in connection with the filing.
(6)	The deferred compensation obligations are unsecured obligations to pay deferred compensation in the future to employees and directors of Medtronic plc who participate in the Medtronic plc Capital Accumulation Plan Deferral Program in accordance with its terms. The amount to be registered in respect of the Capital Accumulation Plan Deferral Program is estimated solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE

On January 26, 2015, pursuant to the Transaction Agreement, dated June 15, 2014 (the “Transaction Agreement”), among Covidien plc (“Covidien”), Medtronic, Inc. (“Medtronic”), Medtronic plc (formerly known as Medtronic Holdings Limited and, prior to that, known as Kalani I Limited) (the “Company” or the “Registrant”), Makani II Limited (“IrSub”), Aviation Acquisition Co., Inc. (“U.S. AcquisitionCo”), and Aviation Merger Sub, LLC (“MergerSub”), (i) IrSub acquired Covidien (the “Acquisition”) pursuant to a scheme of arrangement under Section 201, and a capital reduction under Sections 72 and 74, of the Irish Companies Act of 1963, and (ii) MergerSub merged with and into Medtronic, with Medtronic as the surviving corporation in the merger (such merger, the “Merger,” and the Merger together with the Acquisition, the “Transactions”). As a result of the Transactions, both Medtronic and Covidien became wholly owned subsidiaries of the Company.

This registration statement on Form S-8 (the “Registration Statement”) relates to the registration of ordinary shares, nominal par value $0.0001 per share (the “Ordinary Shares”), of the Company to be offered and sold under (A) the Medtronic plc Amended and Restated 2014 Employees Stock Purchase Plan (formerly the Medtronic, Inc. 2014 Employee Stock Purchase Plan) (the “2014 Plan”); (B) the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan (formerly the Medtronic, Inc. 2013 Stock Award and Incentive Plan) (the “2013 Plan”); (C) the Medtronic plc 2008 Stock Award and Incentive Plan (formerly the Medtronic, Inc. 2008 Stock Award and Incentive Plan) (the “2008 Plan”); (D) the Medtronic plc 2003 Long-Term Incentive Plan (formerly the Medtronic, Inc. 2003 Long-Term Incentive Plan) (the “2003 Plan”); (E) the Medtronic plc – Kyphon Inc. 2002 Stock Plan (formerly the Medtronic, Inc. – Kyphon Inc. 2002 Stock Plan) (the “2002 Plan”); (F) the Medtronic plc 1998 Outside Director Stock Compensation Plan (formerly the Medtronic, Inc. 1998 Outside Director Stock Compensation Plan) (the “1998 Plan”); (G) the Medtronic plc 1994 Stock Award Plan (formerly the Medtronic, Inc. 1994 Stock Award Plan) (the “1994 Plan”); (H) the Medtronic plc 1979 Nonqualified Stock Option Plan (formerly the Medtronic, Inc. 1979 Nonqualified Stock Option Plan) (the “1979 Plan”); (I) the Medtronic plc Savings and Investment Plan (the “401(k) Plan”); (J) the Medtronic plc Puerto Rico Employees’ Savings and Investment Plan (the “Puerto Rico Plan”); (K) the Covidien Separation and Distribution Agreement Equity Awards (the “Separation Agreement”), (L) the Covidien Stock and Incentive Plan (as amended and restated) (the “Covidien Incentive Plan”) and (M) the Covidien Savings Related Share Plan (the “Covidien Savings Related Share Plan”, and together with the 2014 Plan, 2013 Plan, 2008 Plan, 2003 Plan, 2002 Plan, 1998 Plan, the 1994 Plan, the 1979 Plan, the 401(k) Plan, the Puerto Rico Plan, the Separation Agreement, the Covidien Incentive Plan and the Covidien Savings Related Share Plan, the “Plans”). The Registration Statement also relates to the registration of deferred compensation obligations of the Company under the Medtronic plc Capital Accumulation Plan Deferral Program (the “Capital Accumulation Plan Deferral Program”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*

The documents containing the information specified in Part I will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed with the SEC are incorporated by reference in this Registration Statement:

(a) The Company’s final prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act on November 21, 2014 (File No. 333-197406);

(b) The Company’s Current Report on Form 8-K filed with the SEC on January 27, 2015;

(c) Medtronic’s Annual Report on Form 10-K for the fiscal year ended April 25, 2014, filed with the SEC on June 20, 2014;

(d) Medtronic’s Quarterly Reports on Form 10-Q for the quarters ended July 25, 2014 and October 24, 2014, filed with the SEC on August 29, 2014 and November 26, 2014, respectively;

(e) Medtronic’s Current Reports on Form 8-K, filed with the SEC on May 20, 2014, June 2, 2014, June 10, 2014, June 16, 2014, June 18, 2014, July 17, 2014, August 7, 2014, August 19, 2014, August 26, 2014, September 17, 2014, October 30, 2014, November 10, 2014, November 12, 2014, November 17, 2014, November 18, 2014, November 21, 2014, November 26, 2014, December 1, 2014, December 2, 2014, December 4, 2014, December 10, 2014, January 5, 2015, January 9, 2015 and January 27, 2015;

(f) Covidien’s Annual Report on Form 10-K for the fiscal year ended September 26, 2014, filed with the SEC on November 24, 2014;

(g) Covidien’s Quarterly Report on Form 10-Q for the quarter ended December 26, 2014, filed with the SEC on January 23, 2015;

(h) Covidien’s Current Reports on Form 8-K, filed with the SEC on October 24, 2014, October 30, 2014, November 5, 2014, November 12, 2014, November 17, 2014, November 21, 2014, November 26, 2014, December 1, 2014, December 4, 2014, December 23, 2014, January 6, 2015, January 12, 2015, January 22, 2015 and January 27, 2015;

(i) The description of the Company’s Ordinary Shares, contained in the Company’s registrant statement on Form S-4, as amended (File 333-197406) under the heading “Description of New Medtronic Ordinary Shares.”

All documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the effective date of this Registration Statement (except for any portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with SEC), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable as to the Ordinary Shares to be registered by this Registration Statement.

The Medtronic plc Capital Accumulation Plan Deferral Program (as restated October 19, 2005 and effective January 1, 2005, and as further amended and restated effective January 1, 2008 and on January 26, 2015) (the “Plan”) provides directors and a select group of management or highly compensated employees of the Company and certain of its subsidiaries with the opportunity to defer the receipt of certain cash compensation. Participants in the Plan are directors and employees of the Company and certain of its subsidiaries who satisfy certain eligibility requirements and who elect to participate in the Plan (“Participants”).

The obligations of the Company under the Plan (the “Deferred Compensation Obligations”) will be general unsecured obligations of the Company to pay deferred compensation in the future to Participants in accordance with the terms of the Plan from the general assets of the Company, and will rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The Deferred Compensation Obligations will be denominated and payable in United States dollars.

In general, under the Plan, Participants generally may make annual irrevocable elections to defer up to 50% of their base salary (100% in the case of a director), 100% of their commissions, or 100% of their cash compensation earned under the Company’s 2003 Long-Term Incentive Plan (or any successor thereto). The Company may, in its sole discretion, make a contribution to the Plan from time to time on behalf of a Participant equal to all or a portion of amounts that would have been contributed on behalf of the Participant under other benefit plans of the Company if the Participant had not entered into a deferral election agreement under the Plan. The Company may also make discretionary contributions for Participants. Account balances will be credited with income, gains and losses based on the performance of investment funds selected by the Participant from a list of funds designated by the Company. Participants are at all times 100% vested in the amounts credited to their deferral accounts with respect to deferrals of base salary, commissions, amounts earned under the Long-Term Incentive Plan and directors fees. Company contributions will vest in the manner specified by the Company. Participants are eligible to receive distributions of the amounts credited to their accounts at or after their retirement, death, change in control of the Company or upon a specified date, in a lump sum or installments pursuant to elections made under the rules of the Plan.

No amount payable under the Plan shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, voluntary or involuntary. Any attempt to dispose of any rights to benefits payable under the Plan shall be void. The Deferred Compensation Obligations are not subject to redemption, in whole or in part, prior to the individual payment dates selected by the Participants, except that Participants may receive an early distribution of all or a portion of the value of their Plan accounts under limited circumstances. The Company reserves the right to amend or terminate the Plan at any time.

The total amount of the Deferred Compensation Obligations are not determinable because the amount will vary depending upon the level of participation by eligible Participants and the amounts of their salaries, commissions, Long-Term Incentive Plan compensation and directors’ fees. The duration of the Plan is indefinite (subject to the Company’s ability to terminate the Plan). The Deferred Compensation Obligations are not convertible into another security of the Company.

The Deferred Compensation Obligation will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company. Each Participant will be responsible for acting independently with respect to, among other things, the giving of notice, responding to any requests for consents, waivers or amendments pertaining to the Deferred Compensation Obligations, enforcing covenants and taking action upon a default by the Company.

Item 5.	Interests of Named Experts and Counsel

The validity of the Deferred Compensation Obligations offered hereby has been passed upon by Keyna P. Skeffington, Vice President, Deputy General Counsel and Assistant Secretary. Ms. Skeffington is eligible for participation in the Capital Accumulation Plan Deferral Program.

Item 6.	Indemnification of Directors and Officers

Pursuant to the Medtronic plc articles of association, subject to the provisions of, and so far as may be permitted by the Irish Companies Acts, every director, or other officer of Medtronic plc (other than an auditor) shall be indemnified out of the assets of Medtronic plc against all costs, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending civil or criminal proceedings which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of Medtronic plc and in which judgment is given in his favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court. In addition, the directors and executive officers of Medtronic plc are expected to enter into indemnification agreements with Medtronic plc and/or one or more of its subsidiaries.

Medtronic’s directors and executive officers are entitled to continued indemnification and insurance under Medtronic’s organizational documents, Minnesota law and the Transaction Agreement.

The foregoing summaries are qualified in their entirety to the terms and provisions of such arrangements.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

For the list of exhibits, see the Exhibit Index to this Registration Statement, which is incorporated in this item by reference.

If applicable, the Registrant will submit or has submitted the Plans and any amendment thereto to the Internal Revenue Service (“IRS”), if required, and in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans.

Item 9.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, Minnesota, on January 28, 2015.

Medtronic plc
(registrant)

By:	/s/ Bradley E. Lerman
	Name:	Bradley E. Lerman
	Title:	General Counsel

Pursuant to the requirements of the Securities Act, the registrant, as administrator of the plans named hereunder, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, Minnesota, on January 28, 2015.

MEDTRONIC PLC SAVINGS AND INVESTMENT PLAN

By:	/s/ Carol Surface
	Name:	Carol Surface
	Title:	Senior Vice President, Chief Human Resources Officer

MEDTRONIC PUERTO RICO EMPLOYEES’ SAVINGS AND INVESTMENT PLAN

By:	/s/ Carol Surface
	Name:	Carol Surface
	Title:	Senior Vice President, Chief Human Resources Officer

Each person whose signature appears immediately below constitutes and appoints Bradley E. Lerman, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 28, 2015.

Signature	Title

/s/ Omar Ishrak Omar Ishrak	Chairman and Chief Executive Officer (principal executive officer)

/s/ Gary L. Ellis Gary L. Ellis	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

/s/ Richard H. Anderson	Director
Richard H. Anderson

/s/ Scott C. Donnelly	Director
Scott C. Donnelly

/s/ Shirley Ann Jackson, Ph.D.	Director
Shirley Ann Jackson, Ph.D.

/s/ Michael O. Leavitt	Director
Michael O. Leavitt

/s/ James T. Lenehan	Director
James T. Lenehan

/s/ Elizabeth G. Nabel	Director
Elizabeth G. Nabel

/s/ Denise M. O’Leary	Director
Denise M. O’Leary

/s/ Kendall J. Powell	Director
Kendall J. Powell

/s/ Robert C. Pozen	Director
Robert C. Pozen

/s/ Preetha Reddy	Director
Preetha Reddy

/s/ Craig Arnold	Director
Craig Arnold

/s/ Randall J. Hogan, III	Director
Randall J. Hogan, III

Authorized Representative in the United States:

/s/ Keyna P. Skeffington
Name: Keyna P. Skeffington, Esq.
Title: Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation of Medtronic plc (formerly known as Medtronic Limited) (incorporated by reference to Exhibit 3.1 in Medtronic plc’s Current Report on Form 8-K filed with the Commission on January 27, 2015)

3.2	Amended and Restated Memorandum and Articles of Association of Medtronic plc (formerly known as Medtronic Limited) (incorporated by reference to Exhibit 3.2 in Medtronic plc’s Current Report on Form 8-K filed with the Commission on January 27, 2015)

4.1	Medtronic, Inc. 1979 Restricted Stock and Performance Share Award Plan (incorporated by reference to Exhibit 10.3 in Medtronic, Inc.’s Annual Report on Form 10-K for the year ended April 30, 1998, filed with the Commission on July 21, 1998)

4.2	Amendment to the 1979 Restricted Stock and Performance Share Award Plan (incorporated by reference to Exhibit 10.5 in Medtronic plc’s Current Report on Form 8-K filed with the Commission on January 27, 2015)

4.3	Medtronic, Inc. 1979 Nonqualified Stock Option Plan (incorporated by reference to Exhibit 10.3 in Medtronic, Inc.’s Annual Report on Form 10-K for the year ended April 26, 2002 filed with the Commission on July 19, 2002)

4.4	Amendment to the 1979 Nonqualified Stock Option Plan (incorporated by reference to Exhibit 10.6 in Medtronic plc’s Current Report on Form 8-K filed with the Commission on January 27, 2015)

4.5	Medtronic, Inc.1994 Stock Award Plan (incorporated by reference to Exhibit 10.1 in Medtronic, Inc.’s Quarterly Report on Form 10-Q for the quarter ended January 25, 2008, filed with the Commission on March 4, 2008)

4.6	Amendment to the 1994 Stock Award Plan (incorporated by reference to Exhibit 10.7 in Medtronic plc’s Current Report on Form 8-K filed with the Commission on January 27, 2015)

4.7	Medtronic, Inc. 1998 Outside Director Stock Compensation Plan (incorporated by reference to Exhibit 10.3 to Medtronic, Inc.’s Current Report on Form 8-K, filed with the Commission on February 27, 2014)

4.8	Amendment to the 1998 Outside Director Stock Compensation Plan (incorporated by reference to Exhibit 10.2 in Medtronic plc’s Current Report on Form 8-K filed with the Commission on January 27, 2015)

4.9	Medtronic, Inc. – Kyphon Inc. 2002 Stock Plan (incorporated by reference to Exhibit 10.6 to Medtronic, Inc.’s Quarterly Report on Form 10-Q for the quarter ended January 25, 2008, filed with the Commission on March 4, 2008)

4.10	Amendment to the Kyphon Inc. 2002 Stock Plan (incorporated by reference to Exhibit 10.1 in Medtronic plc’s Current Report on Form 8-K filed with the Commission on January 27, 2015)

4.11	Medtronic, Inc. 2003 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to Medtronic, Inc.’s Quarterly Report on Form 10-Q for the quarter ended January 25, 2008, filed with the Commission on March 4, 2008)

4.12	Amendment to the 2003 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.3 in Medtronic plc’s Current Report on Form 8-K filed with the Commission on January 27, 2015)

4.13	Medtronic, Inc. 2008 Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.2 to Medtronic, Inc.’s Quarterly Report on Form 10-Q for the quarter ended October 30, 2009, filed with the Commission on December 9, 2009)

4.14	Amendment to the 2008 Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.4 in Medtronic plc’s Current Report on Form 8-K filed with the Commission on January 27, 2015)

4.15	Medtronic plc 2013 Amended and Restated Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.12 in Medtronic plc’s Current Report on Form 8-K filed with the Commission on January 27, 2015)

4.16	Israeli Amendment to the Amended and Restated 2013 Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.10 in Medtronic plc’s Current Report on Form 8-K filed with the Commission on January 27, 2015)

4.17	Medtronic plc 2014 Amended and Restated Employees Stock Purchase Plan (incorporated by reference to Exhibit 10.11 in Medtronic plc’s Current Report on Form 8-K filed with the Commission on January 27, 2015)

4.18	Medtronic plc Capital Accumulation Plan Deferral Program (as amended and restated generally effective January 27, 2015) (incorporated by reference to Exhibit 10.16 in Medtronic plc’s Current Report on Form 8-K filed with the Commission on January 27, 2015)

4.19	Covidien Separation and Distribution Agreement Equity Awards (incorporated by reference to Exhibit 2.1 to Covidien plc’s Current Report on Form 8-K filed on July 5, 2007)

4.20	Covidien Stock and Incentive Plan (as amended and restated) (incorporated by reference to Exhibit 10.1 to Covidien plc’s Current Report on Form 8-K filed on March 26, 2013)

4.21	Covidien Savings Related Share Plan (incorporated by reference to Exhibit 99.3 to Covidien plc’s Post-Effective Amendment No. 1 to its registration statement on Form S-8 filed with the Commission on June 5, 2009)

4.22	Medtronic plc Savings and Investment Plan (as amended and restated generally effective January 27, 2015)*

4.23	Medtronic plc Puerto Rico Employees’ Savings and Investment Plan (as amended and restated generally effective January 27, 2015)*

5.1	Opinion of Irish Law Counsel*

5.2	Opinion of Minnesota Law Counsel*

23.1	Consent of PricewaterhouseCoopers LLP, with respect to Medtronic Inc.*

23.2	Consent of Deloitte & Touche LLP, with respect to Covidien plc*

23.3	Consent of Irish Law Counsel (included in Exhibit 5.1)

23.4	Consent of Minnesota Law Counsel (included in Exhibit 5.2)

24.1	Power of Attorney (included on signature page)

*	Filed herewith